UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2011

PILGRIM’S PRIDE CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO		80634-9038
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (970) 506-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Amended and Restated ING Credit Agreement

On October 19, 2011, Avícola Pilgrim’s Pride de México, S. de R.L. de C.V. (“Avicola”), Pilgrim’s Pride, S. de R.L. de C.V. (“PPS”, together with Avicola, the “Borrowers”), certain subsidiaries of the Borrowers (the “Subsidiary Guarantors”, together with the Borrowers, the “Loan Parties”), ING Bank (México), S.A. Institución de Banca Múltiple, ING Grupo Financiero, as lender (“ING Bank”), and ING Capital LLC, as administrative agent (the “Administrative Agent”) and lead arranger entered into an Amended and Restated Credit Agreement (the “ING Credit Agreement”). Under the ING Credit Agreement, ING Bank agrees to make revolving loans to the Borrowers in an aggregate principal amount of up to MXN$557,415,000 (the “Revolving Loan Commitment”) minus the Reserve Commitment Amount. The Reserve Commitment Amount consists of a Revolving Loan Commitment in an aggregate principal amount of MXN$257,302,764 that is reserved for one or more financial institutions that are not lenders under the ING Credit Agreement as of October 19, 2011, which commitment amount can be converted to a Revolving Loan Commitment pursuant to the terms and conditions set forth in the ING Credit Agreement.

Subject to the terms and conditions of the ING Credit Agreement, ING Bank will provide the Borrowers loans on the same day as requested based on the Overnight Rate (as such term is defined in the ING Credit Agreement); provided that the aggregate outstanding principal balance of such loans cannot exceed MXN$75,000,000. The Revolving Loan Commitments may also be utilized for the issuance of letters of credit, provided that the maximum face amount of the letters of credit cannot exceed MXN$150,000,000. The ING Credit Agreement also includes an accordion feature that, after the Reserve Commitment Amount is reduced to zero, allows the Borrowers, at any time, but not more than once each calendar year, to increase the Revolving Loan Commitment in an aggregate principal amount not to exceed MXN$250,000,000, subject to meeting certain conditions, including any new lender being reasonably acceptable to the Administrative Agent.

If (i) any default or event of default has occurred and is continuing or (ii) the quotient of borrowing base divided by the outstanding loans and letters of credit under the ING Credit Agreement (the “Collateral Coverage Ratio”) is less than 1.25 to 1.00 (and thereafter until such time as (A) the Collateral Coverage Ratio exceeds 1.25 to 1.00 as of the latest measurement period for 60 consecutive days or (B) borrowing availability under the ING Credit Agreement is equal to or greater than the greater of 20% of the Revolving Loan Commitments and MXN$100,000,000 for a period of 60 consecutive days), the loans and letters of credit under the ING Credit Agreement will be subject to, and cannot exceed, a borrowing base. The borrowing base is a formula based on certain accounts receivable, inventory, prepaid assets, net cash under the control of the Administrative Agent and up to MXN$150,000,000 of fixed assets of the Loan Parties. The borrowing base formula will be reduced by trade payables of the Loan Parties.

Outstanding loans under the ING Credit Agreement bear interest at the TIIE Rate plus the Applicable Margin (as such terms are defined in the ING Credit Agreement). The ING Credit Agreement provides for an Applicable Margin of 2.25% in the case of loans based on the TIIE Rate and an Applicable Margin of 4.5% in the case of loans based on the Overnight Rate. The ING Credit Agreement’s stated final maturity date is September 25, 2014.

Obligations under the ING Credit Agreement are secured by (i) subject to certain exceptions, a security interest in and lien upon all capital stock and other equity interests of, and all capital stock and other equity interests owned by, the Loan Parties, (ii) substantially all of the personal property and intangibles of the Loan Parties and (iii) subject to certain exceptions, substantially all of the real estate and fixed assets of the Loan Parties. All of the obligations of the Borrowers are unconditional guaranteed by each of the Subsidiary Guarantors.

Under the ING Credit Agreement, the Borrowers, subject to certain exceptions, are required to make a mandatory prepayment of the revolving loans, in an aggregate amount equal to 100% of the net cash proceeds received by the Borrowers or any Subsidiary Guarantor, as applicable, in excess of thresholds specified in the ING Credit Agreement as a result of the occurrence of the following:

•	Certain asset sales by the Borrowers or any Subsidiary Guarantor;

•	Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceedings of, any property or asset of any Borrower or any Subsidiary Guarantor;

•	The incurrence of certain indebtedness by the Borrowers or any Subsidiary Guarantor; or

•	The receipt of cash equity by any Borrower or any Subsidiary Guarantor from any Person other than Pilgrim’s Pride Corporation (the “Company”) and its wholly owned subsidiaries.

The Borrowers and their subsidiaries are also subject to customary covenants under the ING Credit Agreement, including certain reporting requirements. Further, the Borrowers and their subsidiaries must comply with certain financial covenants, including a consolidated leverage ratio and a fixed charge coverage ratio. In addition, the ING Credit Agreement contains a number of covenants that, among other things, limit the Borrowers’ and their subsidiaries’ ability to:

•	Declare or pay any dividends or make other restricted payments;

•	Make any investments;

•	Create any restriction on the ability of the Borrowers’ subsidiaries to pay dividends, pay indebtedness, make loans, or transfer any assets to any Borrower or any other subsidiary;

•	Engage in transactions with affiliates;

•	Create liens on any assets;

•	Incur or assume additional indebtedness;

•	Transfer or sell assets;

•	Consolidate, merge or transfer all or substantially all of the assets of any Borrower or their subsidiaries;

•	Amend, restate or modify its organizational documents in a manner that could reasonably be expected to be material and adverse to the lenders; and

•	Enter into or acquire any hedging agreements.

The ING Credit Agreement also contains customary events of default, including nonpayment of principal or interest, violations of covenants, cross default, bankruptcy and material judgments, and a change of control.

The foregoing description of the ING Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the ING Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K under the heading “Amended and Restated ING Credit Agreement” is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amended and Restated MXN$557,415,000 Credit Agreement dated as of October 19, 2011, by and among the Borrowers, the Subsidiary Guarantors, ING Bank, and ING Capital LLC, as administrative agent and lead arranger.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: October 25, 2011	By:	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated MXN$557,415,000 Credit Agreement dated as of October 19, 2011, by and among the Borrowers, the Subsidiary Guarantors, ING Bank, and ING Capital LLC, as administrative agent and lead arranger.

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